CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in this Registration Statement under the Securities Act of 1933 (Form N-1A) of The Future Fund Active ETF, a series of shares of beneficial interest in Northern Lights Fund Trust II, filed with the Securities and Exchange Commission.

BBD, LLP

Philadelphia, Pennsylvania

July 20, 2021